UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MORGAN STANLEY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

***IMPORTANT VOTING ALERT***

We want to inform our shareholders of an important proposed change in proxy voting.

For many years, the NYSE has allowed member brokers that hold your Morgan Stanley shares to vote them on certain matters considered routine, such as electing directors, even if you did not complete a proxy card and instruct your broker how to vote your shares. The NYSE now proposes to eliminate this process for director elections if you do not instruct your broker to vote your shares.

If the NYSE eliminates this process for director elections, your broker will no longer be allowed to vote for directors on your behalf unless you actually vote the proxy that you receive.

This change will likely cost your company additional time and money unless you vote your proxy promptly after you receive it.

We urge you to vote promptly any management proxy you receive in the future, to help save your company time and money. The quickest and easiest ways to vote your shares are by telephone and the internet. Use these methods to vote your shares. Please check your voting form for instructions on how to vote using the telephone or internet.

If you have any questions, please call our proxy solicitors at 1-877-750-5837 or 1-800-967-7921.

Sincerely,

Morgan Stanley